Exhibit 24(c)2

C.B. (Mike) Harreld             Bin 10240
Executive Vice President and    241 Ralph McGill Boulevard NE
Chief Financial Officer         Atlanta, Georgia 30308-3374


                                                    (logo)
                                                    Georgia Power Company
                                                    A SOUTHERN COMPANY


July 31, 2003


Thomas A. Fanning and Wayne Boston


Dear Sirs:

         As an officer of Georgia Power Company, I hereby make, constitute, and appoint each of you my true and lawful Attorney in my name, place, and stead, to sign and cause to be filed with the Securities and Exchange Commission (1) this Company's Quarterly Reports on Form 10-Q during 2003, and (2) any necessary or appropriate amendment or amendments to any such reports and to this Company's Annual Report on Form 10-K for the year ended December 31, 2002, each such report or amendments to such reports to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

                                Yours very truly,

                                /s/C. B. Harreld

                                  C. B. Harreld